As filed with the Securities and Exchange Commission on February 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VAXCYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-4233385
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

825 Industrial Road, Suite 300

San Carlos, California 94070

(Address of principal executive offices) (Zip code)

2020 Equity Incentive Plan

2020 Employee Stock Purchase Plan

(Full titles of the plans)

Grant E. Pickering

Chief Executive Officer

Vaxcyte, Inc.

825 Industrial Road, Suite 300

San Carlos, California 94070

(650) 837-0111

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Charles S. Kim Mark Weeks John T. McKenna Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Vaxcyte, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a) 2,651,598 shares of its Common Stock issuable to eligible persons under the Registrant’s 2020 Equity Incentive Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on June 12, 2020 (File No. 333-239135) and the Registrant’s Form S-8 filed on March  29, 2021 (File No. 333-254824) (together, the “Prior Registration Statements”), and (b) 530,319 shares of its Common Stock issuable under the Registrant’s 2020 Employee Stock Purchase Plan, which Common Stock is in addition to the shares of Common Stock registered on the Prior Registration Statements.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description

4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(2)	Amended and Restated Bylaws.

4.3(3)	Form of Registrant’s Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page hereto).

99.1(4)	2020 Equity Incentive Plan and forms of agreements thereunder.

99.2(5)	2020 Employee Stock Purchase Plan.

107.1	Filing Fee Table.

(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39323), filed with the Securities and Exchange Commission on June 16, 2020, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39323), filed with the Securities and Exchange Commission on June 16, 2020, and incorporated herein by reference.

(3)

Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-238630), filed with the Securities and Exchange Commission on June 8, 2020, and incorporated herein by reference.

(4)

Filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-238630), filed with the Securities and Exchange Commission on June 8, 2020, and incorporated herein by reference.

(5)

Filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-238630), filed with the Securities and Exchange Commission on June 8, 2020, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on this 28th day of February, 2022.

VAXCYTE, INC.

Date: February 28, 2022	By:	/s/ Grant E. Pickering
Grant E. Pickering
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Grant E. Pickering and Andrew Guggenhime, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grant E. Pickering Grant E. Pickering	Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2022

/s/ Andrew Guggenhime Andrew Guggenhime	President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2022

/s/ Carlos Paya, M.D., Ph.D. Carlos Paya, M.D., Ph.D.	Director	February 28, 2022

/s/ Annie Drapeau Annie Drapeau	Director	February 28, 2022

/s/ Kurt von Emster Kurt von Emster	Director	February 28, 2022

/s/ Halley Gilbert Halley Gilbert	Director	February 28, 2022

/s/ Peter Hirth, Ph.D. Peter Hirth, Ph.D.	Director	February 28, 2022

/s/ Michael Kamarck, Ph.D. Michael Kamarck, Ph.D.	Director	February 28, 2022

/s/ Teri Loxam Teri Loxam	Director	February 28, 2022

/s/ Heath Lukatch, Ph.D. Heath Lukatch, Ph.D.	Director	February 28, 2022